UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2014

AMERISAFE, INC.

(Exact Name of Registrant as Specified in its Charter)

Texas	001-12251	75-2069407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 Highway 190 West

DeRidder, Louisiana 70634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 463-9052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 13, 2014 the Company held its annual meeting of shareholders. All matters submitted for approval by the Company’s shareholders, as described in the Company’s proxy statement on Schedule 14A filed with the SEC on April 24, 2014, were approved. The number of common shares entitled to vote at the Company’s 2014 annual meeting of shareholders was 18,666,959 representing the number of shares outstanding as of April 17, 2014, the record date for the annual meeting.

The results of each matter voted on at the annual meeting were as follows:

1. Election of directors. The following directors were elected for terms expiring at the 2017 annual meeting of shareholders:

	Votes For	Votes Withheld	Broker Non-Votes
C. Allen Bradley, Jr.	15,539,296	979,608	548,486
Austin P. Young, III	16,107,078	411,826	548,486

2. Advisory vote on executive compensation. The compensation of the Company’s named executive officers as disclosed in the 2014 proxy statement under “Executive Compensation” and discussed under “Compensation Discussion and Analysis” was approved on an advisory basis.

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,486,770	28,445	3,689	548,486

3. Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014. The appointment was ratified.

Votes For	Votes Against	Abstentions
16,410,924	650,620	5,846

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISAFE, INC.

By:	/s/ Kathryn H. Rowan
Kathryn H. Rowan
Senior Vice President,
General Counsel and Secretary

Date: June 13, 2014